Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Prudential Financial, Inc. (File No. 333-75242) of our report dated June 24, 2005, relating to the December 31, 2004 financial statement of The Prudential Employee Savings Plan, which appears in this Form 11-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, NY

June 22, 2006